FIRST SAVINGS BANK OF NEW JERSEY, S.L.A.
                        AND BAYONNE BANKSHARES, M.H.C.
               1995 RECOGNITION AND RETENTION PLAN, AS AMENDED

1.    ESTABLISHMENT OF THE PLAN.

      First Savings Bank of New Jersey, S.L.A. (the "Bank") and Bayonne Bankshares, M.H.C. (the "Company") hereby establishes the 1995 Recognition and Retention Plan (the "Plan") upon the terms and conditions herinafter stated in this Recognition Plan.

2.    PURPOSE OF THE PLAN.

      The purpose of the Plan is to retain Employees and Outside Directors of experience and ability by providing such persons with a proprietary interest in the Bank as compensation for their contributions to the Bank and the Company and its Affiliates and as an incentive to make such contribution and to promote the Bank's growth and profitability in the future.

3.    DEFINITIONS.

      The following words and phrases when used in this Plan with an initial capital letter, unless the context clearly indicates otherwise, shall have the meanings set forth below. Wherever appropriate, the masculine pronoun shall include the feminine pronoun and the singular shall include the plural:

      "AFFILIATE" means any "parent corporation" or "subsidiary corporation" of the Bank or the Company, as such terms are defined in Section 424(e) and (f), respectively, of the code.

      "AWARD" means the grant by the Committee of Restricted Stock, as provided in the Plan.

      "BANK" means First Savings Bank of New Jersey, S.L.A.

      "BENEFICIARY" means the person or persons designated by a Recipient to receive any benefits payable under the Plan in the event of such Recipient's death. Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, the Beneficiary shall be the Recipient's surviving spouse, if any, or if none, his estate.

      "BOARD" means the Board of Directors of the Bank and the Company, as applicable.

      "CAUSE" shall mean personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, the willful violation of any law, rule or regulation (other than traffic violations or similar

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offenses) or a final cease-and-desist order. In the case of an Outside Director,
Cause means a removal for cause pursuant to the Bank's Bylaws.

      "CHANGE IN CONTROL" means:

      (1) (i) a reorganization, merger, merger conversion, consolidation or sale of all or substantially all of the assets of the Bank or the Company or a similar transaction in which the Bank or Company is not the resulting entity or the Stock Holding Company is not the resulting entity; (ii) individuals who constitute the board of directors of the Bank or the board of trustees of the Company as of the date hereof (the "Incumbent Board"), cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-fourths of the directors composing the Incumbent Board or whose nomination for election by the Bank's or Company's stockholders or members was approved by the same Nominating Committee serving under an Incumbent Board shall be for purposes of this section considered as though he were a member of the Incumbent Board; or (iii) an acquisition of "control" of the Bank or the Company as defined by the Bank Holding Company Act of 1956, as amended, and applicable rules and regulations promulgated thereunder as in effect at the time of the Change in Control (collectively, the "BHCA"), or (iv) an acquisition of the Bank's stock requiring submission of notice under the Change in Bank Control Act;

      (2) In the event the Company converts from the mutual form of organization to the stock form of organization (the "Stock Holding Company") at any time subsequent to the effective date of this Plan, a "Change in Control" shall mean, a change in control of the Bank or the Stock Holding Company of a nature that:
(i) would be required to be reported in response to Item 1a of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a change in control of the Bank or the Stock Holding Company within the meaning of the BHCA; or (iii) without limitation, such a change in control shall be deemed to have occurred at such time as (a) any "person" (as such term is used in Section 13(d) or 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Stock Holding Company representing 25% or more of the Bank's or Stock Holding Company's outstanding securities ordinarily having the right to vote at the election of directors, except for any securities of the Bank issued to the Stock Holding Company in connection with the Reorganization and Stock Offering pursuant to the Bank's Plan of Reorganization and Stock Issuance and securities purchased by the Bank's or the Stock Holding Company's employee stock benefit plans; or (b) the Incumbent Board ceases for any reason to constitute at least a majority of the board of directors of the Bank or Stock Holding Company; or (c) a reorganization, merger, consolidation, sale of all or substantially all of the assets of the Bank or the Stock Holding Company or similar transaction.

      (3) Notwithstanding anything to the contrary, the conversion of the Holding Company to stock form on a stand-alone basis, shall not be a Change in Control.


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

      (4) Notwithstanding, the foregoing, a "Change in Control" of the Bank or the Company shall not be deemed to have occurred if the Company ceases to own at least 51% of all outstanding shares of stock of the Bank in connection with a conversion of the Company from mutual to stock form.

      "CODE" means the Internal Revenue Code of 1986, as amended.

      "COMMITTEE" means the Stock Benefits Committee of the Board which shall consist of at least three Outside Directors of the Bank or the Company, all of whom are and must be "disinterested directors," as that term is defined under rule 16b-3 of the Securities Exchange Act of 1934.

      "COMPANY" means Bayonne Bankshares, M.H.C., the mutual holding company of the Bank.

      "COMMON STOCK" means shares of the common stock, par value of $0.10 per share, of the Bank.

      "CONTINUOUS SERVICE" means the absence of any interruption or termination of service as an Employee of the Bank, the Company or an Affiliate. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Bank or in the case of transfers between payroll locations of the Bank or between the Bank, its parent, its subsidiaries or its successor. For the purposes of determining Continuous Service, an Outside Director who terminates service on the Board of Directors but who continues to serve the Bank or Company as a Director Emeritus will not be deemed to have a termination of service under the Plan.

      "CONVERSION TRANSACTION" means the conversion of the Company from the mutual to stock form of organization either on a stand-alone basis or in the context of a merger conversion, as provided by regulations of the Office of Thrift Supervision ("OTS").

      "DIRECTOR" means any director of the Bank, the Company or an Affiliate.

      "DIRECTOR EMERITUS" means a former Director of the Bank, who in recognition of his or her past contributions to the Bank, has been titled as a director emeritus of the Bank.

      "DISABILITY" means the permanent and total inability by reason of mental or physical infirmity, or both, of an employee to perform the work customarily assigned to him. Additionally, a medical doctor selected or approved by the Board must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said Participant's lifetime.

      "EFFECTIVE DATE" shall be the date adopted by the Board of Directors, following the approval of stockholders.


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

      "EMPLOYEE" means any person who is employed by the Bank or its Affiliates, including officers.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "INCUMBENT BOARD" means, in the case of (i) the Company or the Stock Holding Company, or (ii) the Bank, the Board of Directors of the Company or the Bank, respectively, on the date hereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by members or stockholders was approved by the same nominating committee serving under an Incumbent Board, shall be considered as though he were a member of the Incumbent board.

      "NORMAL RETIREMENT" with respect to an Employee means retirement at the normal or early retirement date as set forth in the Bank's Employee Stock Ownership Plan, or any successor plan. However, "Normal Retirement" will not have been deemed to have occurred for purposes of this Plan if a participant continues to serve as a consultant to the Board of Directors of the Bank or its Affiliates even if such participant is receiving retirement benefits under any retirement plan of the Bank or its Affiliates. With respect to an Outside Director, Normal Retirement means termination of service from the Board of Directors of the Bank or its Affiliates following written notice to the Board of Directors as a whole of such Outside Director's intention to retire, except that an Outside Director shall not have been deemed to have "retired" for purposes of the Plan in the event he or she continues to serve as a consultant to the Board of Directors of the Bank or its Affiliates or as an advisory director or director emeritus, including pursuant to any retirement plan of the Bank.

      "OFFERING" means the initial public offering by the Bank of up to 49.9% of the number of shares of Common Stock that will be outstanding after such Offering.

      "OUTSIDE DIRECTOR" means any non-employee director of the Bank, the company or an Affiliate.

      "PLAN" means the First Savings Bank of New Jersey, S.L.A. and Bayonne Bankshares, M.H.C. 1995 Recognition and Retention Plan.

      "RECIPIENT" means an Employee or Director of the Bank who receives a Restricted Stock Award under the Plan.

      "REORGANIZATION" means the reorganization of First Savings Bank of New Jersey, S.L.A. as a mutual holding company and the establishment of the Bank as a wholly-owned subsidiary.

      "RESTRICTED PERIOD" means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under Section 6 hereof with respect to Restricted Stock awarded under the Plan.


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

      "RESTRICTED STOCK" means shares which have been contingently awarded to a Recipient by the Committee subject to the restrictions referred to in Section 6 hereof, so long as such restrictions are in effect.

      "STOCK HOLDING COMPANY" means the holding company resulting from a stock conversion of the Company in a Conversion Transaction.

4.    ADMINISTRATION OF THE PLAN.

      4.01 ROLE OF THE COMMITTEE. The Plan shall be administered and interpreted by the Committee, which shall have all of the powers allocated to it in this and other Sections of the Plan. The interpretation and construction by the Committee of any provisions of the Plan or of any Restricted Stock Award granted hereunder shall be final and binding. The Committee shall act by vote or written consent of a majority of its members. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules, regulations and procedures as it deems appropriate for the conduct of its affairs. The Committee shall report its actions and decisions with respect to the Plan to the Board at appropriate times, but in no event less than one time per calendar year.

      4.02 ROLE OF THE BOARD. The members of the Committee shall be appointed or approved by, and will serve at the pleasure of the Board. The board may in its discretion from time to time remove members from, or add members to, the Committee. The Board shall have all of the powers allocated to it in this and other Sections of the Plan, may take any action under or with respect to the Plan which the Committee is authorized to take, and may reverse or override any action taken or decision made by the Committee under or with respect to the Plan, provided, however, that except as provided in Section 6.05, the Board may not revoke any Restricted Stock Award except in the event of Revocation for Cause, or with respect to unearned Restricted Stock Awards in the event a Recipient of a Restricted Stock Award voluntarily terminates employment.

      4.03 PLAN ADMINISTRATION RESTRICTIONS. This plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934. Notwithstanding any term to the contrary appearing in this Plan, unless permitted by Rule 16b-3(c)(2)(ii), subsequent to the establishment of the Plan, the Committee, and the Board of Directors shall not have the authority to determine the amount and price of securities to be awarded and/or timing of awards to Outside Directors which terms shall be set forth in the Plan. To the extent any provision of the Plan or Action by Plan administrators fails to comply with this Section, such provision or action shall be deemed null and void to the extent permitted by law and deemed advisable by the Board of Directors.

      4.04 LIMITATION ON LIABILITY. No member of the Board or the Committee shall be liable for any determination made in good faith with respect to the Plan or any Restricted Stock Awards granted under it. If a member of the board or the Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Bank shall


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

indemnify such member against expense (including attorney's fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Bank, the Company and its Affiliates and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

5.    ELIGIBILITY; AWARDS

      5.01 ELIGIBILITY. Employees and Outside Directors of the Bank, the Company and its Affiliates are eligible to receive Restricted Stock Awards.

      5.02 AWARDS TO EMPLOYEES. The Committee may determine which of the Employees referenced in Section 5.01 will be granted Restricted Stock Awards and the number of Shares covered by each Award; provided, however, the in no event shall any Awards be made that will violate the Plan, the Charter, Bylaws or Plan of Reorganization from Mutual Savings Bank to Mutual Holding Company and Stock Issuance Plan of the Bank or any applicable federal or state law or regulation. Shares of Restricted Stock which are awarded by the Committee shall, on the date of the Award, be registered in the name of the Recipient and transferred to the Recipient, in accordance with the terms and conditions established under this Plan. The total number of shares that will be awarded or reserved for Employees under this Plan shall be 36,941 shares, or approximately 2.7% of the number of shares issued in the Offering.

      In the event Restricted Stock is forfeited for any reason, the Committee, from time to time, may determine which of the Employees referenced in Section
5.01 will be granted additional Restricted Stock Awards to be awarded from forfeited Restricted Stock. In selecting those Employees to whom Restricted Stock Awards will be granted and the number of Restricted Stock covered by such Awards, the Committee shall consider the position and responsibilities of the eligible Employees, the length and value of their services to the Bank and its Affliates, the compensation paid to the Employees and any other factors the Committee may deem relevant, and the Committee may request the written recommendation of the Chief Executive Officer and other senior executive officers of the Bank, the Company and its Affiliates. All allocations by the Committee shall be subject to review, and approval or rejection, by the Board.

      No restricted Stock shall be earned unless the Employee maintains Continuous Service with the Bank, the Company or any Affiliate until the restrictions lapse.

      5.03 AWARDS TO OUTSIDE DIRECTORS. Each Outside Director serving on the Board of Directors of the Bank, the Company or its Affiliate on the Effective Date shall be issued a Restricted Stock Award equal to 2,716 shares of Restricted Stock. The total number of shares that will be awarded or reserved for Outside Directors under this Plan shall be 17,380 shares, or approximately 1.3% of the number of shares issued in the Offering.


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

      Any person who becomes an Outside Director of the Bank or Company or an Affiliate subsequent to the date of approval of this Plan by stockholders shall receive an Award of Restricted Stock equal to 1,000 shares, subject to availability.

      No Restricted Stock shall be earned by an Outside Director unless the Outside Director maintains Continuous Service with the Bank, the Company or Affiliate until the restrictions lapse.

      5.04 MANNER OF AWARD. As promptly as practicable after a determination is made pursuant to Sections 5.02 and 5.03 that a Restricted Stock Award has been granted, the Committee shall notify the Recipient in writing of the grant of the Award, the number of shares of Restricted Stock covered by the Award, and the terms upon which the Restricted Stock subject to the Award may be earned. Upon notification of an Award of Restricted Stock, the Recipient shall execute and return to the Bank a restricted stock agreement setting forth the terms and conditions under which the Recipient shall earn the Restricted Stock (the "Restricted Stock Agreement"), together with a stock power endorsed in blank. Thereafter, the Recipient's Restricted Stock and stock power shall be deposited with an escrow agent specified by the Bank (the "Escrow Agent") who shall hold such Restricted Stock under the terms and conditions set forth in the Restricted Stock Agreement. Each certificate in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Recipient.

      5.05 TREATMENT OF FORFEITED SHARES. In the event shares of Restricted Stock are forfeited by a Recipient hereunder, such shares shall be returned to the Bank and shall be held and accounted for by the Bank pursuant to the terms of the Plan until such time as the Committee re-awards such shares to another Recipient, in accordance with the terms of the Plan and the applicable state and federal laws, rules and regulations.

6.    TERMS AND CONDITIONS OF RESTRICTED STOCK.

      The Committee shall have full and complete authority, subject to the limitations of the Plan, to grant awards of Restricted Stock and, in addition to the terms and conditions contained in paragraphs 6.01 through 6.09 of this
Section 6, to provide such other terms and conditions (which need not be identical among Recipients) in respect of such Awards, and the vesting thereof, as the Committee shall determine.

      6.01 GENERAL RULES. Unless the Committee shall specifically state to the contrary at the time a Restricted Stock Award is granted, Restricted Stock shall be earned by an Employee at the rate of twenty percent (20%) of the aggregate number of shares covered by the Award at the end of each full twelve months of consecutive employment with the Bank, the Company or Affiliate after the date of grant of the Award; provided, however, that the Committee may provide for a less or more rapid earnings rate than set forth herein for any or all Awards awarded subsequent to the date of this Plan, subject to the prior written approval of the OTS if required, and provided further, that no shares shall be earned for any year in which the Bank is not meeting all of its fully phased-in capital requirements. Restricted Stock Awards granted to Outside Directors shall be earned by an Outside Director at the rate of


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

twenty percent (20%) of the aggregate number of shares covered by the Award at the end of each full twelve months of consecutive service with the Bank or an Affiliate after the date of grant of the Award. Subject to any such other terms and conditions as the Committee shall provide, shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered by the Recipient, except as hereinafter provided, during the Restricted Period. The Committee shall have the authority, in its discretion subject to the prior approval of the OTS, if required, to accelerate the time at which any or all of the restrictions shall lapse with respect to shares issued to Employees, or to remove any or all of such restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of such Restricted Period.

      6.02 CONTINUOUS SERVICE; FORFEITURE. Except as provided in Section 6.04 hereof, if a Recipient ceases to maintain Continuous Service for any reason (other than death or Disability as provided in Section 6.03), unless the Committee shall otherwise determine, all shares of Restricted Stock theretofore awarded to such Recipient and which at the time of such termination of Continuous Service are subject to the restrictions imposed by Section 6.01 shall upon such termination of Continuous Service be forfeited and returned to Trust.

      6.03 EXCEPTION FOR TERMINATION DUE TO DEATH, DISABILITY OR NORMAL RETIREMENT. Notwithstanding the general rule contained in 6.01, Restricted Shares awarded to a Recipient whose employment with the Bank or an Affiliate terminates due to death, Disability or Normal Retirement, or any part of an Award of Restricted Stock that has not theretofore been earned, shall be deemed earned as of the Recipient's last day of employment with the Bank or an Affiliate, or last day of service on the Board of the Bank or an Affiliate.

      6.04 EXCEPTION FOR TERMINATIONS AFTER A CHANGE IN CONTROL. Notwithstanding the general rule contained in Section 6.01, all Restricted Stock subject to a Restricted Stock Award held by a Recipient whose employment as an Employee or service as an Outside Director of the Bank, the Company or Affiliate terminates following a Change in Control of the Bank or the Company shall be deemed earned as of the Recipient's last day of employment or service with the Bank or an Affiliate.

      6.05 REVOCATION FOR CAUSE. Notwithstanding anything hereinafter to the contrary, the Board may by resolution immediately revoke, rescind and terminate any Restricted Stock Award, or portion thereof, previously awarded under this Plan, to the extent Restricted Stock has not been redelivered by the Escrow Agent to the Recipient, whether or not yet earned, in the case of an Employee whose employment is terminated by the Bank, the Company or Affiliate for cause (as hereinafter defined), or who is discovered after termination of employment to have engaged in conduct that would have justified termination for Cause.

      6.06 RESTRICTED STOCK LEGEND. Each certificate in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Recipient and deposited by the Recipient, together with a stock power endorsed in blank, with the Escrow Agent and shall bear the following (or a similar) legend:


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

                  "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the First Savings Bank of New Jersey, S.L.A. and Bayonne Bankshares, M.H.C. 1995
            Recognition and Retention Plan. Copies of such Plan are on file in the offices of the Secretary of First Savings Bank of New Jersey, S.L.A., 568 Broadway, Bayonne, New Jersey 07002-
            3896"

      6.07 PAYMENT OF DIVIDENDS. After a Restricted Stock Award has been granted but before such Award has been earned, the Recipient shall receive any cash dividends or stock dividends paid with respect to such shares. Unless the Recipient has made an election under Section 83(b) of the Internal Revenue Code, any dividends so paid on shares which have not yet been earned by the Recipient shall be treated as compensation income to the Recipient when paid.

      6.08 VOTING OF RESTRICTED SHARES. After a Restricted Stock Award has been granted, the Recipient as owner of such shares shall have the right to vote such shares.

      6.09 DELIVERY OF EARNED SHARES. At the expiration of the restrictions imposed by Section 6.01, the Escrow Agent shall redeliver to the Recipient (or where the relevant provision of Section 6.02 applies in the case of a deceased Recipient, to his Beneficiary, the certificate(s) and stock power deposited with it pursuant to Section 6.04 and the shares represented by such certificate(s) shall be free of the restrictions referred to in Section 6.01.

      6.10 STOCK SUBJECT TO THE PLAN. Shares necessary to satisfy awards of Restricted Stock may be authorized but unissued shares of the Bank, or shares of common stock purchased by the Bank or the Company on the open market. The Company may use dividends received from the Bank to fund the purchase in the open market of shares necessary to satisfy awards hereunder.

7.    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

      In the event of any change in the outstanding shares subsequent to the effective date of the Plan by reason of any reorganization (other than the Reorganization), recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or shares of the Bank, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any shares of stock or other securities received, as a result of any of the foregoing, by a Recipient with respect to Restricted Stock shall be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Bank in the manner provided in Section 6.06 hereof.


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

8.    ASSIGNMENTS AND TRANSFERS.

      No Award nor any right or interest of a Recipient under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered or transferred except, in the event of the death of a Recipient, by will or the laws of descent and distribution.

9.    EMPLOYEE RIGHTS UNDER THE PLAN.

      No Employee shall have a right to be selected as a Recipient nor, having been so selected, to be selected again as a Recipient and no Employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Bank or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any Employee any right to be retained in the employ of the Bank or any Affiliate.

10    WITHHOLDING TAX.

      Upon the termination of the Restricted Period with respect to any shares of Restricted Stock (or at any such earlier time, if any, that an election is made by the Employee under Section 83(b) of the Code, or any successor provision thereto, to include the value of such shares in taxable income), the Bank shall have the right to require the Employee or other person receiving such shares to pay the Bank the amount of any taxes which the Bank is required to withhold with respect to such shares, or, in lieu thereof, to retain or sell without notice, a sufficient number of shares held by it to cover the amount required to be withheld. The Bank shall have the right to deduct from all dividends paid with respect to shares of Restricted Stock the amount of any taxes which the Bank is required to withhold with respect to such dividend payments.

11.   TREATMENT OF RESTRICTED STOCK IN THE EVENT OF CONVERSION TRANSACTION.

      In the event that the Company converts to stock form in a Conversion Transaction, any Restricted Stock shall be exchanged into shares of Common Stock of the Stock Holding Company, provided, however, that if for any reason such shares are not to be exchanged, the Stock Holding Company shall, simultaneously with the closing of the Conversion Transaction, purchase Restricted Stock for cash equal to the fair market value of such Restricted Stock or Shares. Any exchange of shares or cash payment for shares shall be subject to applicable federal and state regulations and, if necessary, subject to the approval of the appropriate Regulatory authorities.

12.   AMENDMENT OR TERMINATION.

      The Board of Directors of the Bank or the Company may amend, suspend or terminate the Plan or any portion thereof at any time, but (except as provided in Section 6 hereto) no amendment shall be made without approval of the stockholders of the Bank which shall (i) materially increase the aggregate number of shares with respect to which Awards may be made under the plan, (ii) materially increase the aggregate number of shares which may be


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

subject to Awards to Recipients who are not Employees or (iii) change the class of persons eligible to participate in the Plan; provided, however, that no such amendment, suspension or termination shall impair the rights of any Recipient, without his consent, in any Award theretofore made pursuant to the Plan.

13.   GOVERNING LAW.

      The Plan shall be governed by federal law and the laws of the State of New Jersey.

14.   TERM OF PLAN.

      The Plan shall become effective upon its adoption by the Board of Directors of the Bank, following the approval of the Plan by stockholders. It shall continue in effect for a term of fifteen years unless sooner terminated under Section 12 hereof.